UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 23, 2010
AMERICAN ITALIAN PASTA COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-13403	84-1032638

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1251 N.W. Briarcliff Parkway, Suite 500, Kansas City, Missouri	64116

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (816) 584-5000

Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.
     On July 23, 2010, Ralcorp Holdings, Inc., a Missouri corporation (“Parent”), and American Italian Pasta Company, a Delaware corporation (the “Company”), announced that the offer (the “Offer”) by Excelsior Acquisition Co., a Delaware corporation and wholly owned subsidiary of Parent (“Purchaser”), to purchase all of the outstanding shares of Class A Convertible Common Stock, par value $0.001 per share (the “Shares”), of the Company at a price of $53.00 per Share, in cash, without interest and subject to any required withholding taxes, had expired at 12:00 midnight, New York City Time, on July 22, 2010 (the “Expiration Date”) and that the depositary for the Offer had advised Parent and the Company that 18,599,898 Shares had been validly tendered and not withdrawn pursuant to the Offer (excluding 1,316,889 Shares subject to guaranteed delivery procedures). The Offer was not extended. All shares validly tendered in the Offer and not properly withdrawn have been accepted for payment, and Purchaser will pay for all such shares promptly. The Offer was made pursuant to the Agreement and Plan of Merger, dated as of June 20, 2010, as amended on July 15, 2010, by and among Parent, Purchaser and the Company (the “Merger Agreement”).
     On July 27, 2010, as a result of the delivery of substantially all of the Shares that had been subject to guaranteed delivery, Purchaser became the owner of more than 90% of the outstanding Shares and Parent effected a “short-form” merger, pursuant to which Purchaser merged with and into the Company (the “Merger”) in accordance with the terms of the Merger Agreement and the General Corporation Law of the State of Delaware (the “DGCL”), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent (the “Surviving Corporation”). Pursuant to the Merger Agreement, at the effective time of the Merger, each Share issued and outstanding immediately prior to the effective time of the Merger (other than Shares owned by the Company, Parent, Purchaser or any of their respective subsidiaries and Shares held by stockholders who properly exercise appraisal rights under the DGCL) were converted into the right to receive $53.00 per Share, in cash, without interest and subject to any required withholding taxes (the “Merger Consideration”).
     Pursuant to the Company’s 2000 Equity Incentive Plan (as amended, the “2000 Equity Plan”), the Company has granted Awards of (i) options to purchase Shares (each, a “Company Stock Option”), (ii) restricted Shares (each, a “Company Restricted Share”), and (iii) stock appreciation rights entitling the holder thereof the right to receive Shares (each, a “Company Stock Appreciation Right”).
     Pursuant to and in accordance with the Merger Agreement, at or immediately prior to the Effective Time:
(1)	each outstanding Company Stock Option, whether or not exercisable or vested, was canceled in exchange for an amount in cash determined by multiplying (i) the excess, if any, of the outstanding Merger Consideration over the applicable exercise price of such option by (ii) the number of Shares such holder could have purchased (assuming full vesting of all Company Stock Options) had such holder exercised such Company Stock Option in full immediately prior to the Effective Time;

(2)	each outstanding Company Restricted Share vested and became free of such other lapsing restrictions and was canceled and converted into the right to receive the Merger Consideration in accordance with the terms of the Merger Agreement; and
(3)	each outstanding Company Stock Appreciation Right, whether or not exercisable or vested, was canceled and converted into the right to receive an amount of cash determined by multiplying (i) the excess, if any, of the Merger Consideration over the applicable exercise price of such right by (ii) the number of Shares subject to such Company Stock Appreciation Right (assuming full vesting of all Company Stock Appreciation Rights).
     The total amount of cash consideration payable to holders of Company Stock Options, Company Restricted Shares and Company Stock Appreciation Rights in connection with the consummation of the Merger is approximately $52.5 million.
     The total cost to acquire all outstanding Shares pursuant to the Offer and the Merger was approximately $1.2 billion. Parent provided Purchaser with sufficient funds to satisfy these obligations, using cash on hand, borrowings under Parent’s existing $400 million credit facility and new $500 million credit facility and proceeds from Parent’s issuance of $450 million in aggregate principal amount of notes on July 26, 2010.
     The description of the Merger Agreement set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 21, 2010 and as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 16, 2010, and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     In connection with the closing of the Merger, the Company notified the NASDAQ Global Market (“NASDAQ”) on July 27, 2010 that each outstanding Share was converted in the Merger into the right to receive the Merger Consideration, as set forth in Item 2.01 above, which is incorporated herein by reference, and requested that NASDAQ file a Form 25 with the Securities and Exchange Commission (the “SEC”) to strike the Shares from listing and registration thereon. Upon NASDAQ filing the Form 25 with the SEC, the Company intends to file with the SEC a Form 15 to deregister the Shares under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and to suspend the remaining reporting obligations of the Company under the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders.
     In connection with the consummation of the Merger, each Share issued and outstanding immediately prior to the Effective Time (other than Shares owned by the Company, Parent, Purchaser or any of their respective subsidiaries and Shares held by stockholders who properly exercise appraisal rights under the DGCL) were converted into the right to receive the Merger Consideration. At the Effective Time, the Company’s stockholders immediately prior to the Effective Time ceased to have any rights as stockholders in the Company (other than their rights to receive the Merger Consideration) and accordingly no longer have any interest in the Company’s future earnings and growth.
     The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01.	Change in Control of Registrant.
     The information set forth in Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01 of this Current Report on Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     In accordance with the Merger Agreement, each of the members of the Board of Directors of the Company who were directors immediately prior to the Effective Time ceased to serve in such capacity and, as of the Effective Time, the directors of Purchaser immediately prior to the Effective Time, became the directors of the Surviving Corporation.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     At the Effective Time and pursuant to the terms of the Merger Agreement, the Company’s certificate of incorporation was amended (the “Amended Charter”). Also at the Effective Time and pursuant to the terms of the Merger Agreement, Amended and Restated Bylaws of the Company (“Amended Bylaws”) were adopted.
     The Amended Charter and the Amended Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

3.1	Amended and Restated Certificate of Incorporation of American Italian Pasta Company, dated July 27, 2010.
3.2	Amended and Restated Bylaws of American Italian Pasta Company, adopted as of July 27, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 28, 2010	AMERICAN ITALIAN PASTA COMPANY
	By:	/s/ T.G. Granneman
T.G. Granneman
Vice President

Exhibit Index

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of American Italian Pasta Company, dated July 27, 2010.
3.2	Amended and Restated Bylaws of American Italian Pasta Company, adopted as of July 27, 2010.